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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K


                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:  October 29, 1997



                                REDWOOD EMPIRE BANCORP
               (Exact number of Registrant as specified in its charter)



         California              File No. 0-19231          68-0166366
         ----------              ----------------          ----------
(State or other jurisdiction of  (Commission File Number)  (IRS Employer)
Incorporated or organization)                              Identification No.)



    111 Santa Rosa Avenue, Santa Rosa, California          95404-4905
    ---------------------------------------------          ----------
    (Address of principal executive offices)               (Zip Code)



         Registrant's telephone number, including area code:  (707) 545-9611
                                                              --------------



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ITEM 5.  OTHER EVENTS

Press release for the following (article attached):

    Redwood Empire Bancorp declares quarterly dividend on preferred stock.

    Redwood Empire Bancorp reports improved third quarter results.




                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         10-29-97
Date:                   REDWOOD EMPIRE BANCORP
      --------------    ----------------------
                        (Registrant)


                             /s/ James E. Beckwith
                        By:
                             ---------------------------
                             James E. Beckwith
                             Executive Vice President and
                             Chief Financial Officer


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                           FOR:   REDWOOD EMPIRE BANCORP

                   APPROVED BY:   James Beckwith
                                  Chief Financial Officer
                                  (707) 522-5215

                       CONTACT:   Morgen-Walke Associates, Inc.
                                  John Swenson, Micah Epps
                                  (415) 296-7383
FOR IMMEDIATE RELEASE             Sandra Badurina, Joshua Passman
                                  (212) 850-5600


                      REDWOOD EMPIRE BANCORP DECLARES QUARTERLY
                             DIVIDEND ON PREFERRED STOCK


SANTA ROSA, Calif. (October 23, 1997) -- Redwood Empire Bancorp (AMEX: REB) today announced that its Board of Directors has declared a quarterly dividend of
19.5 cents per share on the Company's 7.8% Noncumulative Convertible Perpetual Preferred Stock. The dividend is payable on November 14, 1997 to shareholders of record on October 30, 1997.

    Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations.

                                      #   #   #

                                  FOR:           REDWOOD EMPIRE BANCORP

                                  APPROVED BY:   James Beckwith
                                                 Chief Financial Officer
                                                 (707) 522-5215

                                  CONTACT:       Morgen-Walke Associates, Inc.
                                                 John Swenson, Micah Epps
                                                 (415) 296-7383
FOR IMMEDIATE RELEASE                            Joshua Passman
                                                 (212) 850-5600




            REDWOOD EMPIRE BANCORP REPORTS IMPROVED THIRD QUARTER RESULTS

SANTA ROSA, Calif. (October 29, 1997) -- Redwood Empire Bancorp (AMEX: REB) today reported third quarter 1997 net income of $925,000, or $0.27 per share fully diluted. This compares with a net loss of $(804,000), or a fully diluted loss per share of $(0.33), for the third quarter a year ago and to net income of $884,000 or $0.26 per share fully diluted in the second quarter of 1997. Return on equity was 11.67% in the third quarter, compared with a negative return a year ago and 11.49% for the second quarter of 1997. For the nine months, net income was $2,389,000 or $0.70 per share on a fully-diluted basis. This compares with net income of $120,000, or $(0.08) per share fully diluted, for the first nine months of 1996.

    "The Company's performance continues to improve," noted Tom Whitaker, Chairman of Redwood Empire Bancorp. "1997 third quarter net income improved dramatically from a net loss in 1996. We believe we are well positioned to achieve higher efficiencies in operational performance and continue our earnings growth momentum," continued Whitaker.

    Net interest income was $5,139,000 in the third quarter, compared to $5,898,000 of the same period in 1996. The loan loss provision was $465,000 for the quarter, versus $545,000 in the same period last year. 1997 third quarter net chargeoffs were $24,000, or .03% of average portfolio loans. Non-performing assets at September 30, 1997 were $16,878,000 or 3.76% of total assets, as compared to non-performing assets of $13,181,000 or 2.64% of total assets, as of December 31, 1996 and $15,690,000 or 3.55% of total assets as of June 30, 1997. The growth in the past year in the

                                       (-more-)

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Company's non-performing assets is directly attributable to deterioration in the
Company's single family mortgage loan portfolio, repurchases of assets associated with the Company's prior mortgage banking activities, and the default of certain residential construction loans.

    "We have made an ongoing commitment to reduce our non-performing assets and view resolution of this issue as integral to our long term success," continued Whitaker. As of September 30, 1997, non accrual loans amounted to $10,449,000, restructured loans totaled $1,112,000 and other real estate owned and other assets owned equaled $5,317,000. From December 31, 1996, non accrual loans increased $1,402,000, restructured loans increased by $355,000 and other real estate owned increased $2,769,000 in the first nine months of 1997.

    Third quarter non-interest expenses of $5,240,000 decreased $5,441,000, or 51% from the same quarter one year ago. Non interest income declined $1,837,000 or 47% from the same quarter one year ago. "The Company's restructuring efforts, which included the merging of Allied Bank into National Bank of the Redwoods, have begun to bear fruit," concluded Whitaker.

    Total assets were $449 million at quarter-end. Common book value per share was $9.51. The Company's Tier 1 capital to average assets ratio was 7.03% as of September 30, 1997.

    Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

    The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.



                                  (Tables to follow)


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                       REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

         (DOLLARS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE AND SHARE DATA)





                                                              Three Months Ended             Nine Months Ended
                                                         September 30   September 30   September 30   September 30
                                                             1997           1996           1997           1996
                                                         ------------   ------------   ------------   ------------
Interest income                                                $9,199        $11,463        $28,425        $34,795
Interest expense                                                4,060          5,565         12,866         17,316
                                                         ------------   ------------   ------------   ------------
Net interest income                                             5,139          5,898         15,559         17,479
Provision for loan losses                                         465            545          1,635          3,375
                                                         ------------   ------------   ------------   ------------
Net interest income after loan loss provision                   4,674          5,353         13,924         14,104
Other income                                                    2,092          3,929          7,436         13,925
Other expense                                                   5,240         10,681         17,307         27,839
                                                         ------------   ------------   ------------   ------------
Income before taxes                                             1,526         (1,399)         4,053            190
Income tax expense                                                601           (595)         1,664             70
                                                         ------------   ------------   ------------   ------------
NET INCOME                                                        925           (804)         2,389            120
Preferred dividends                                               112            112            336            336
                                                         ------------   ------------   ------------   ------------
Net income available for common                                  $813          ($916)        $2,053          ($216)
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------



Earnings per common and common equivalent share:
Primary:
  Net income                                                     $.28          ($.33)          $.71          ($.08)
  Weighted average shares                                   2,914,000      2,742,000      2,885,000      2,712,000

Fully diluted:
  Net income                                                     $.27          ($.33)          $.70          ($.08)
  Weighted average shares                                   3,436,000      2,742,000      3,424,000      2,712,000



SELECTED RATIOS
Return on Average Common Equity                               12.53 %        (14.07%)       10.94 %         (1.10%)
Return on Average Total Equity                                11.67 %        (10.11%)       10.35 %           .50%
Return on Average Assets                                        .84 %          (.61%)         .69 %           .03%

                                                         SELECTED BALANCE SHEET DATA
                                                               (IN THOUSANDS)

                                                         September 30   September 30
                                                             1997           1996
                                                         ------------   ------------


Total Loans, including Mortgage Loans
  Held for Sale                                              $314,391       $431,504
Allowance for Loan Loss                                         7,989          6,985
Total Assets                                                  448,881        534,507
Total Deposits                                                392,670        446,380
Equity Capital                                                 32,235         31,308
Nonperforming Assets                                           16,878         12,352
